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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-57992) and Form S-4 (File No. 333-63052) of First Industrial, L.P. of our report dated February 4, 2002 relating to the consolidated financial statements and of our report dated February 4, 2002 relating to the combined statements of the Other Real Estate Partnerships, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule of First Industrial, L.P., which appears in this Form 10-K.





                                          PricewaterhouseCoopers LLP
Chicago, Illinois
March 8, 2002